UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 1, 2008
Date of Report (Date of earliest event reported)

THE GYMBOREE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-21250	94-2615258
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Howard Street, San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

(415) 278-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(e) On April 1, 2008, the Compensation Committee of the Board of Directors of The Gymboree Corporation (the "Company") adopted an Amended and Restated Management Change of Control Plan that provides the same range of benefits to participants as previously provided in the Company's 2003 Management Change of Control Plan (which would have expired on May 1, 2008). The Compensation Committee determined that the Company's executive officers would receive the same benefits under the new plan as had been granted to the executive officers under the prior plan.

In addition, the Compensation Committee extended "gross-up" benefits for all executive officers to the accelerated vesting of outstanding stock options and lapse of restrictions on restricted stock and restricted stock units resulting from a change of control of the Company, even if their employment is not terminated. If the accelerated vesting of an executive officer's outstanding stock options and lapse of restrictions on restricted stock and restricted stock units, when aggregated with any other payments or benefits received or to be received by the executive officer upon a change of control, would constitute a “parachute payment” under Internal Revenue Code Section 280G (and subject to an excise tax under Internal Revenue Code Section 4999), the Company will provide a gross-up payment so that the executive would receive the benefit promised net of any additional taxes imposed.

The Compensation Committee also adopted an Amended and Restated Management Severance Plan that provides the same range of benefits to participants as previously provided under two separate management severance plans (the 2003 Management Severance Plan and 2003 Management Severance Plan (Lump Sum Payment), both of which would have expired on May 1, 2008). The Compensation Committee determined that the executive officers would receive increased potential severance payments under the new plan equal to 100% (from 50% under the old plans) of base salary for all executive officers.

The Compensation Committee also amended all outstanding stock options and restricted stock and restricted stock unit awards granted to each executive officer under the Company's 2004 Equity Incentive Plan ("Awards") so that in the event of an Involuntary Termination (as defined in the Company's Management Severance Plan) of an executive officer, any Awards that are not then fully exercisable and vested, or subject to forfeiture restrictions, will become fully vested and exercisable, and any forfeiture restrictions will lapse, in each case effective as of the date of termination of such executive officer.

The Company's Amended and Restated Management Change of Control Plan and Amended and Restated Management Severance Plan are filed as exhibits to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.52	Amended and Restated Management Change of Control Plan
10.53	Amended and Restated Management Severance Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GYMBOREE CORPORATION

Dated: April 7, 2008	By:	/s/ BLAIR W. LAMBERT
Name: Blair W. Lambert
Title: Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.52	Amended and Restated Management Change of Control Plan

10.53	Amended and Restated Management Severance Plan